FREDRIKSON & BYRON, P.A.
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077


                                 October 1, 1998


Techne Corporation
614 McKinley Place N.E.
Minneapolis, Minnesota 55413

         Re:      EXHIBIT 5.1 to Registration Statement on Form S-3

Ladies/Gentlemen:

         We are acting as corporate counsel to Techne Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 987,206 shares of the Company's Common Stock (the "shares") to be sold by a shareholder (the "selling shareholder").

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.       The Company's Articles of Incorporation, as amended;

         2.       The Company's Bylaws, as amended;

         3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the shares; and

         4.       The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The shares are validly authorized by the Company's Articles of Incorporation.

         2. The shares to be sold by the selling shareholder have been duly authorized and issued and, when sold as contemplated by the Registration Statement, will be validly issued and outstanding, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       FREDRIKSON & BYRON, P.A.


                                       By /s/ Timothy M. Heaney
                                          Timothy M. Heaney, Vice President